UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 12, 2013

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on June 12, 2013.  Set forth below are the matters submitted at the meeting by the Board of Directors to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Adoption of Amendment to Amended and Restated Certificate of Incorporation

The amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors and provide for the annual election of directors was approved based on the following vote:

For	Against	Abstained	Broker Non-Votes

8,987,043	399,434	3,046,086	3,515,501

Proposal 2: Election of Directors

Each of the following nominees for Class C director was elected based on the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan Almagor	11,253,300	1,179,263	3,515,501

Carol E. Bramson	11,274,863	1,157,700	3,515,501

Jason P. Macari	11,275,575	1,156,988	3,515,501

Proposal 3:  Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers was approved by a non-binding advisory vote based upon the following vote:

For	Against	Abstained	Broker Non-Votes

12,112,528	310,030	10,005	3,515,501

Proposal 4:  Approval, on an Advisory Basis, of Frequency of Future Votes on Named Executive Officer Compensation

Stockholders recommended, by a non-binding advisory vote, for the “one-year” option with respect to holding advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

8,830,550	10,800	3,540,813	50,400	3,515,501

Consistent with the recommendation of the Board of Directors and the outcome of the non-binding advisory vote of the stockholders on the frequency of an advisory vote on executive compensation, the Company has determined it will include a non-binding advisory stockholder vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of its named executive officers.

Proposal 5:  Ratification of Appointment of McGladrey LLP as Independent Auditor

The appointment of McGladrey LLP as the independent auditor of the Company for fiscal year ending December 31, 2013 was ratified based on the following votes:

For	Against	Abstained

15,909,005	33,488	5,571

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 13, 2013	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer